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                                                                   EXHIBIT 10.71

                           JAMUL CONSULTING AGREEMENT

      This consulting agreement (this "Agreement") effective on January 30, 2003, between Kevin M. KEAN, 210 E. Flamingo Rd. #101, Las Vegas, NV 89109-4707 ("KEAN"), and Lakes Kean Argovitz Resorts-California, L.L.C., a Delaware limited liability company (the "PROJECT COMPANY")

                                   BACKGROUND

A. KEAN is experienced in establishing and maintaining business relationships and business ventures, including gaming projects, with federally recognized Native American Indian Tribes specifically including the Jamul Indian Village (the "Tribe");

B. PROJECT COMPANY has established and entered into a business venture or gaming project with the Tribe related to the design, construction and management of an Indian gaming facility to be located on its tribal lands (the "Project") pursuant to the terms and conditions of, among other things, that certain Management Agreement (the "Management Agreement") and related documents dated as of May 25, 1999;

C. KEAN and PROJECT COMPANY, Lakes Jamul, Inc. ("LAJA") and Lakes Entertainment, Inc. (collectively, the "Lakes Entities") have entered into that certain Consent and Agreement to Buyout and Release of even date herewith (the "Kean Consent"); capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Kean Consent;

D. KEAN has agreed to provide consulting services to assist PROJECT COMPANY in successfully developing the Project and future business ventures or relationships with Tribe and to assist PROJECT COMPANY with Tribal and community relations and trust land acquisition, among other things, necessary to the success of the Project, all pursuant to the terms of this Agreement.

      ACCORDINGLY, KEAN and PROJECT COMPANY hereby covenant, agree and obligate themselves as follows:

1.    Background. The Background statement is made a part of this Agreement.

2. Services. Subject to the terms of Section 4 hereof, KEAN shall act as a consultant to PROJECT COMPANY with respect to the Project. KEAN's only duties under this Agreement, unless otherwise mutually agreed to, shall be for KEAN or his agent (and only if such agent is first found to be "suitable" and has obtained any necessary licenses under the Indian Gaming Regulatory Act and other applicable law to participate in Indian gaming by the NIGC and any other applicable regulatory authorities) to make at least twenty-four (24) personal contacts with the Tribe each calendar year during the term of this Agreement and any extensions thereafter for the purpose of conferring with the Tribal Chair or members of the Tribal Council or the Tribes administrative staff to discuss and further foster good relations between the Tribe and PROJECT COMPANY. PROJECT COMPANY will make all final decisions and be responsible for the development and



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management of the Project and any other project or venture with the Tribe. KEAN will not have any authority or any duties or obligations of management of the Project or any other gaming or other business ventures between PROJECT COMPANY and the Tribe.

3. Authority. In performing his obligations hereunder, KEAN shall not be and shall not represent himself as an agent of PROJECT COMPANY and shall not have any authority to bind PROJECT COMPANY, contractually or otherwise, or to cause PROJECT COMPANY to incur any obligation to any third party including the Tribe.

4. Consulting Term. If KEAN shall exercise his option under Section 5 below, KEAN shall act as the consultant of PROJECT COMPANY under this Agreement for a term which shall commence only upon satisfaction of all of the following conditions (such date hereinafter referred to as the "Consulting Agreement Commencement Date"): (a) KEAN is first found to be "suitable" and has obtained any necessary licenses under the Indian Gaming Regulatory Act and other applicable law to participate in Indian gaming by the NIGC and any other applicable regulatory authorities; (b) KEAN shall have provided PROJECT COMPANY a copy of the written findings/licenses of such authorities; (c) KEAN has assumed the KARSS Note and the KAR Note and executed and delivered all necessary documents and agreements related thereto as required under Section 7 hereof; and
(d) PROJECT COMPANY shall have received either the written approval of the NIGC to the terms of this Consulting Agreement and related documents or written notice that no such approval is required. Upon request, PROJECT COMPANY agrees to provide reasonable cooperation to KEAN in his suitability/licensing proceedings. After the occurrence of the Consulting Agreement Commencement Date, the term of this Agreement shall only terminate upon the earlier of (1) termination or expiration of the Management Agreement, as same may be renewed or extended or (2) the date that neither PROJECT COMPANY or any other assignee or transferee of the Management Agreement is manager of the Project. In the event that the Management Agreement is terminated or expires and PROJECT COMPANY or any subsidiary of PROJECT COMPANY or Lakes Entertainment, Inc., whether directly or indirectly, enters into a new contract or agreement with the Tribe for management of the Project within two (2) years after such termination or expiration, then this Agreement shall be reinstituted between KEAN and the PROJECT COMPANY or such subsidiary, as the case may be, upon the same terms as contained herein as of the date the new management contract is executed between the PROJECT COMPANY or such subsidiary and the Tribe.

5. Fee Option. KEAN shall have the right, so long as he has not exercised the Buyout Option as described in Section 6 below, to elect to act as a consultant of PROJECT COMPANY under the terms of this Agreement and be paid an annual consulting fee ("Consulting Fee") for services rendered hereunder. KEAN shall notify PROJECT COMPANY, in writing, of his intent to exercise this election in order for it to be effective. The Consulting Fee shall be equal to twenty percent (20.0%) of the sum of (a) the Management Fee received by PROJECT COMPANY under the Management Agreement for such period, less (b) an annual credit in favor of PROJECT COMPANY for the sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00) for PROJECT COMPANY's cost of operations which credit shall be apportioned in equal monthly amounts. The Consulting Fee shall be payable to KEAN if and only if PROJECT COMPANY shall receive its Management Fee from the Tribe for such period. To the extent that PROJECT COMPANY shall receive less than its required Management Fee, the Consulting Fee due KEAN



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shall be reduced by a similar proportionate basis. Subject to the limitations set forth in Section 2 of the Kean Consent, the Consulting Fee will be paid on a monthly basis within thirty (30) days after receipt by PROJECT COMPANY of its Management Fee for such month. KEAN shall further not be entitled to any Consulting Fee under this provision for any period prior to the occurrence of the Consulting Agreement Commencement Date. The term "Management Fee" shall mean the "management compensation" to be paid to PROJECT COMPANY under Section 6.5(b) of the Management Agreement.

6. Buyout Option. If KEAN shall so elect in a written notice to PROJECT COMPANY prior to the occurrence of the Consulting Agreement Commencement Date, KEAN's rights under Sections 2, 4 and 5 hereof shall terminate, he shall not act as the consultant of PROJECT COMPANY and PROJECT COMPANY shall pay KEAN as the sole consideration for his rights under this Agreement, an amount equal to One Million and 00/100 Dollars ($1,000,000.00) for each year or portion thereof (and such consideration shall be prorated based on a 365 day year in which both of the following conditions were satisfied for only part of any calendar year) that both of the following conditions are satisfied: (a) Class III Gaming is being conducted at the Project and (b) during such period either PROJECT COMPANY is the manager of the Project (with LAJA or another subsidiary of PROJECT COMPANY continuing as a member of such entity) or LAJA or another subsidiary of Lakes Entertainment is the direct manager of the Project; provided however that (i) such consideration shall be payable only during the initial term of the Management Agreement and not for any renewal term or other period thereafter, and (ii) KEAN shall not be entitled to any amounts for the period accruing prior to the KEAN's election of this buyout option. Subject to the satisfaction of the foregoing conditions and further subject to the limitations set forth in Section 2 of the Kean Consent, the annual payments shall be payable to KEAN on a monthly basis.

7. Loan Assumption. In the event that KEAN shall elect to be paid a Consulting Fee under Section 5 above, KEAN shall assume fifty percent (50%) of the then outstanding obligations under the KAR Note (as defined in the Recitals of the Kean Consent) by executing a new promissory note in favor of LAJA, which note shall continue to accrue interest from the date hereof, be secured and otherwise be repayable on the same terms and conditions currently applicable to KAR under the terms of the KAR Note, the KAR Pledge Agreement and any other applicable documents, including without limitation, that the repayment of such obligation will be secured by a first priority security interests upon the Consulting Fee earned hereunder, and provided further that such obligation shall be repayable from all Consulting Fees as and when payable to or received by KEAN hereunder the until such assumed obligations are paid in full. KEAN further agrees that (a) the security interest described above shall also secure the repayment of the obligations described in the Loan and Security Agreement (as defined in Section 2 of the Kean Consent) and the Kean Residential Loan Obligation on the same repayment and security terms as are currently applicable to such Kean Residential Loan Obligation, including without limitation that such obligation shall be immediately payable from the first distributions of consulting fees otherwise payable to KEAN hereunder until such obligation is paid in full and (b) as a further condition hereto, KEAN shall assume fifty percent (50%) of that certain loan in the principal amount of $970,000.00 extended by Lakes Shingle Springs, Inc. ("LASS") to Kean Argovitz Resorts-Shingle Springs, L.L.C. ("KARSS") and the repayment of which is evidenced by that certain Promissory Note dated July 29, 1999 made payable by KARSS to LASS (the "KARSS Note") and the same shall be cross-collateralized by the



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Consulting Fees that may be due hereunder. The term "Kean Residential Loan
Obligation" shall mean KEAN's obligations to Lakes Entertainment now or hereafter owing and arising from (i) Lakes Entertainment's performance of that certain Commercial Guaranty Agreement dated November 6, 1999 to Hibernia National Bank which Guaranty secured KEAN's Promissory Note dated November 22, 1999, as amended May 15, 2000, payable to the order of Hibernia in the original principal face amount of $1,986,995.09, and (ii) that certain related Agreement For Indemnification dated May 16, 2000 between KEAN and Lakes Entertainment. KEAN acknowledges and agrees that as of September 30, 2002, the outstanding principal and interest balance of the Kean Residential Loan Obligation was $1,740,106 and $97,649, respectively, and further includes in addition thereto $25,000 in attorneys' fees due and owing to Lakes Entertainment pursuant to the terms of that certain settlement and compromise agreement dated June 22, 2002 (the "Settlement and Compromise Agreement") concerning and related to the Kean Residential Loan Obligation.

8. Inspection of Records. After the Consulting Agreement Commencement Date, KEAN and/or his designated representative(s) shall be allowed once per calendar quarter and at his expense to review and inspect (including copying) any and all books, records and/or data in the possession and/or control of PROJECT COMPANY that concerns or relates to any revenues and/or receipts of any kind between PROJECT COMPANY and the TRIBE. KEAN and/or his representatives may conduct any review and inspection at the business office of PROJECT COMPANY or such other place as the documents are normally and customarily maintained at any time during the hours of 8:00 a.m. through 5:00 p.m., Monday through Friday. KEAN shall give PROJECT COMPANY five (5) business days written notice of the date and time that he intends to begin any review and inspection of documents. KEAN shall and shall cause his agents to keep all such books, records and information confidential in accordance with the following confidentiality provisions:

      (a) For purposes of this agreement, "Confidential Information" means non-public information relating to PROJECT COMPANY, but does not include information that KEAN can demonstrate (i) was already known to KEAN, or (ii) was or becomes generally available to the public, or part of the public domain, through no fault of, or disclosure by, KEAN or his agents, or (iii) was or becomes available to KEAN from a source other than the PROJECT COMPANY, Lakes Entertainment or any affiliate of Lakes Entertainment, provided that such source is not bound by a duty of confidentiality to any of them.

      (b) KEAN agrees to use Confidential Information solely in connection with discussions with the PROJECT COMPANY or related transactions, and to keep all such Confidential Information strictly secret and confidential. Unless authorized in writing by the PROJECT COMPANY, KEAN will maintain all Confidential Information in confidence and will not divulge to anyone outside the PROJECT COMPANY or use any of the Confidential Information for KEAN's own or another's benefit. KEAN shall be responsible for any breach of this agreement by any his agents and any person (other than the PROJECT COMPANY, Lakes Entertainment or any affiliate of Lakes Entertainment and their respective officers, directors, employees and independent contractors of the PROJECT COMPANY) to whom KEAN discloses any of the Confidential Information.



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      (c)   If, notwithstanding this agreement, any of the Confidential
            Information is required to be disclosed by applicable law or legal process, KEAN will give the PROJECT COMPANY prompt notice of such requirement and, if requested, will assist the PROJECT COMPANY in seeking a protective order or other measures to preserve the confidentiality of such Confidential Information insofar as possible.

      (d) Once this Agreement has ended, upon the PROJECT COMPANY's request, all Confidential Information theretofore provided by the PROJECT COMPANY to KEAN (and all copies, summaries and notes of the contents or parts thereof) shall be returned to the PROJECT COMPANY and not retained by KEAN in any form, and KEAN shall upon request promptly provide to the PROJECT COMPANY a certificate signed by KEAN confirming that all such materials have been returned to the PROJECT COMPANY.


9. No Joint Venture/Funding of Venture. This Agreement is not intended to create any joint venture between PROJECT COMPANY and KEAN. PROJECT COMPANY shall be solely responsible for funding, financing or otherwise capitalizing any business or venture or project that it may enter into with the Tribe. KEAN does not represent that he has the capability to or that he will be responsible in any manner for funding, financing or otherwise capitalizing all or any portion any business or venture or project that PROJECT COMPANY may enter into with the Tribe.

10. Best Efforts. KEAN shall perform his duties hereunder, both express and implied, at all times in good faith and to the best of his ability and shall use his best efforts in connection with providing consulting services to PROJECT COMPANY

11. Non-Compete/Confidentiality. Unless approved by the Tribe, KEAN agrees that (a) he shall and shall cause any entity in which he shall directly or indirectly own an equity interest together with any officers, directors, equity owners, employees and agents of such entity (collectively, the "Non-compete Parties"), to comply with each of the non-competition agreements set forth in the Management Agreement (b) in addition to the foregoing, that he shall not and shall cause each of the other Non-compete Parties to not directly or indirectly solicit or enter into any consulting, brokerage, management, financing or other similar agreement with any Indian Tribe or other gaming enterprise or with any party seeking such an agreement with such an Indian Tribe or other gaming enterprise, related to a gaming enterprise located or to be located within any area in the State of California south of the city limits of Escondido, California.

12. Further Assurances. KEAN agrees to execute such additional documents and agreements as are necessary to effectuate the intents and purposes of this Agreement

13. Governing Law/Venue. This Agreement will be governed by and interpreted in accordance with Minnesota law. SUBJECT TO THE TERMS OF SECTION 14 HEREOF, THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF HENNEPIN, STATE OF MINNESOTA OR, AT THE SOLE OPTION OF THE PROJECT COMPANY ENTITIES, IN ANY OTHER COURT IN WHICH THE PROJECT COMPANY ENTITIES SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS



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SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE PARTIES WAIVE,
TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

14. Dispute Resolution/Arbitration In connection with any dispute hereunder, the parties agree to negotiate in good faith for up to twenty days. If they are unable to resolve the dispute in such period, then either party may demand and such dispute shall be submitted to and resolve by binding arbitration in accordance with the following terms:

      (a) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Minneapolis Minnesota selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and
      (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. The arbitration requirement does not limit the right of any party to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver or the exercise of any foreclosure or self-help remedies under the Minnesota Uniform Commercial Code, before during or after the pendency of any arbitration proceeding.

      (b) Arbitrator Powers. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Minnesota Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

      (c) Miscellaneous. The arbitrator shall award all costs and expenses of the arbitration proceeding. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding



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      within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties

15. Adverse NIGC Action. The parties acknowledge and agree that an important purpose of this Agreement is to allow PROJECT COMPANY to promptly achieve regulatory approval and become licensed by the National Indian Gaming Commission ("NIGC") and to immediately allow the completion of design, construction and management of a new gaming facility on lands of the TRIBE. Should the NIGC take any action to nullify or otherwise disrupt this Agreement, then the parties shall immediately meet and negotiate in good faith to agree to such modifications as may be necessary to obtain NIGC approval hereof while still maintaining the intents and purposes of this Agreement, with any disputes related thereto resolved by arbitration as provided for above.

16. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that KEAN may not assign his rights or obligations hereunder, provided however, that subject to the additional requirements and limitations set forth below (including without limitation the requirement for NIGC approval of any such assignment or transfer) KEAN may assign his rights as follows: (a) with the prior written consent of PROJECT COMPANY or (b) after the occurrence of either the Consulting Agreement Commencement Date or KEAN's election to proceed with the buyout option under Section 6 of this Agreement, an assignment of payment rights under either Sections 5 or 6 hereof only, and not any other rights or obligations of KEAN hereunder. Any permitted assignment above shall be further conditioned upon (y) all rights of any assignee under this Agreement and any related documents and agreements shall be expressly subject and subordinate to the rights and interests of each of the Lakes Related Parties hereunder and under the Kean Consent, the Loan and Security Agreement and any related documents and agreements and such assignee shall execute and deliver in favor of the Lakes Related Parties a subordination agreement in form and substance reasonably acceptable to the Lakes Related Parties, and (z) PROJECT COMPANY receiving prior to the completion of such transfer: (i) a copy of all documents and agreements relating to the transfer, (ii) a copy of the written notice from the NIGC pursuant to which it shall either approve such transfer or acknowledge that no such approval is necessary for the transfer; (iii) written evidence that such transferee is "suitable" and has obtained any necessary licenses under the Indian Gaming Regulatory Act and other applicable law to participate in Indian gaming by the NIGC and any other applicable regulatory authorities or in the alternative that no such findings or licenses are required; (iv) a legal opinion in form and substance reasonably acceptable to PROJECT COMPANY that such transfer is in compliance with all applicable federal, state and tribal laws, rules and regulations, including without limitation the Indian Gaming Regulatory Act, as amended (collectively, the "Applicable Laws"), and no additional approvals or consents of any federal, state or tribal governmental entity or third party is required with respect thereto under any Applicable Law, the Amended Development Documents or any other agreement between KEAN or any of the



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Lakes Related Parties (as defined in the Kean Consent) or between PROJECT
COMPANY and the Tribe, (v) if applicable, a written assignment and assumption agreement executed by KEAN and the transferee in form and substance reasonably acceptable to PROJECT COMPANY whereby such transferee shall receive and assume the rights and obligations of KEAN under this Agreement; (vi) all sale proceeds payable on account of such transfer shall be paid to PROJECT COMPANY to be applied to each of the "Secured Obligations" owing to each "Secured Party" by KEAN under that the Loan and Security Agreement, and (vii) payment of all costs and expenses (including attorneys fees) of PROJECT COMPANY incurred in connection with completing such transfer.

17. Entire Agreement. This Agreement, the Loan and Security Agreement and the documents and agreements executed in conjunction therewith contain the entire understanding of the parties regarding its subject matter, and supercedes all prior negotiations, understandings and agreements of the parties with respect thereto. The express terms of this Agreement shall control and supercede any course of performance and/or customary practice inconsistent with such terms. Any agreement between the parties hereunder made shall not change or modify this Agreement unless in writing and signed by the party against whom enforcement of such change or modification is sought. Any amendments to this Agreement must be in writing and signed by all parties.

18. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail, addressed to a party at the address set forth in the introductory paragraph, or to such other address as a party may hereafter designate by notice.

19. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing such counterpart, provided that this Agreement shall not become effective until all parties have executed the same.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


  /s/ Kevin M. Kean
--------------------------------------
KEVIN M. KEAN


LAKES KEAN ARGOVITZ RESORTS-CALIFORNIA, L.L.C.
By:  Lakes Jamul, Inc.
Its:  Member


         By:  /s/ Timothy J. Cope
         -----------------------------
         Timothy J. Cope
         Its:  Chief Financial Officer